Exhibit 99.1

QTS REPORTS FIRST QUARTER 2021 OPERATING RESULTS

OVERLAND PARK, Kan. – April 27, 2021 – QTS Realty Trust, Inc. (“QTS” or the “Company”) (NYSE: QTS) today announced operating results for the first quarter ended March 31, 2021.
First Quarter GAAP & Other Highlights

	Three Months Ended
	March 31,
($ in thousands except per share data)	2021	2020
Total revenue	$148,732	$126,292
Net income	$7,918	$8,120
Net income attributable to common stockholders	$794	$965
Net loss per share attributable to basic common shares (1)	$(0.07)	$(0.01)
Net loss per share attributable to diluted common shares (1)	$(0.07)	$(0.01)
FFO available to common stockholders & OP unit holders (2)	$54,518	$43,730
_______________________________________________________
(1)Basic and diluted net income (loss) per share were calculated using the two-class method.
(2)Includes QTS’ pro rata share of results from its unconsolidated entity.
Additional First Quarter Highlights
•Recognized total consolidated revenues of $148.7 million for the quarter ended March 31, 2021, an increase of 17.8% compared to the same period in 2020. Total consolidated revenues do not include QTS’ pro rata share of revenue attributable to its unconsolidated joint venture of $2.2 million and $1.5 million for the quarters ended March 31, 2021 and 2020, respectively.
•Reported Adjusted EBITDA of $81.7 million for the quarter ended March 31, 2021, an increase of 22.4% compared to Adjusted EBITDA of $66.8 million for the same period in 2020.
•Reported Operating FFO available to common stockholders and OP unit holders of $56.0 million for the quarter ended March 31, 2021, an increase of 27.5% compared to Operating FFO available to common stockholders and OP unit holders of $43.9 million for the same period in 2020.
•Reported Operating FFO per fully diluted share of $0.76 for the quarter ended March 31, 2021, an increase of 15.2% compared to Operating FFO per fully diluted share of $0.66 in the same period of 2020.
•Signed new and modified renewal leases during the first quarter of 2021 aggregating to $20.6 million of incremental annualized rent, net of downgrades.
•The Company’s annualized backlog on a GAAP rent basis was $80.8 million as of March 31, 2021, compared to $87.1 million as of December 31, 2020. In addition, the Company’s annualized backlog on a cash rent basis was $152.3 million as of March 31, 2021, compared to $154.4 million as of December 31, 2020.
•Through incremental sales of common stock sold on a forward basis as of the date of this report, the Company had access to approximately $493.0 million of undrawn net proceeds from forward sales.

“We are pleased to start the year with a strong performance during the first quarter with leasing momentum and a largely pre-leased development plan that materially de-risks our financial performance for the balance of the year,” said Chad Williams, Chairman and CEO of QTS.

1	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Williams added, “The acceleration we have seen in our signed leasing activity and funnel across our target customer verticals continues to demonstrate the differentiation of our platform and supports our strategic focus on delivering near-term value creation through consistent OFFO per share growth while investing back into our business at a robust level to support strong future growth.”
Financial Results
QTS recognized net income of $7.9 million in the first quarter of 2021 compared to net income of $8.1 million recognized in the first quarter of 2020. Net income attributable to common stockholders recognized in the first quarter of 2021 was $0.8 million compared to net income attributable to common stockholders of $1.0 million recognized in the first quarter of 2020.
QTS generated total revenues of $148.7 million in the first quarter of 2021, an increase of 17.8% compared to total revenue of $126.3 million in the first quarter of 2020. MRR as of March 31, 2021 was $39.8 million compared to MRR as of March 31, 2020 of $35.0 million.
QTS generated $81.7 million of Adjusted EBITDA in the first quarter of 2021, an increase of 22.4% compared to Adjusted EBITDA of $66.8 million for the first quarter of 2020.
Additionally, QTS generated Operating FFO available to common stockholders and OP unit holders of $56.0 million in the first quarter of 2021, an increase of 27.5% compared to Operating FFO available to common stockholders and OP unit holders of $43.9 million in the first quarter of 2020.
Operating FFO per fully diluted share was $0.76 in the first quarter of 2021, an increase of 15.2% compared to Operating FFO per fully diluted share of $0.66 in the first quarter of 2020.
Leasing Activity
During the quarter ended March 31, 2021, QTS entered into new and modified renewal leases aggregating to $20.6 million of incremental annualized rent. The Company’s first quarter leasing results were driven by balanced performance in its hyperscale and hybrid colocation customer verticals. Highlighting the first quarter leasing performance was the signing of an 8 megawatt lease with a hyperscale customer that will anchor the Company’s Ashburn, Virginia (DC - 2) facility, as well as several larger enterprise hybrid colocation leases signed across various facilities.
During the quarter ended March 31, 2021, QTS renewed leases with total annualized rent of $23.0 million at an average rent per square foot which was 2.2% higher than the annualized rent prior to their renewals. There is variability in the Company’s renewal rates based on the mix of product types renewed, and renewal rates are generally expected to increase in the low to mid-single digit percentage range as compared to pre-renewal pricing.
Rental Churn (which the Company defines as MRR lost in the period to a customer intending to fully exit the QTS platform in the near term compared to total MRR at the beginning of the period) was 0.7% for the three months ended March 31, 2021.
As of March 31, 2021, the Company’s backlog (which represents MRR, excluding cost recoveries, for customer leases that have been signed but have not yet commenced as of period end) on a GAAP rent basis represented $6.7 million, or $80.8 million of annualized GAAP rent, compared to $7.3 million, or $87.1 million of annualized GAAP rent at December 31, 2020. Of the Company’s March 31, 2021 annualized backlog of GAAP rent of $80.8 million, $35.8 million was attributable to 2021 (expected to contribute an incremental $16.5 million to MRR in 2021), $20.2 million was attributable to 2022 (expected to contribute an incremental $15.1 million to MRR in 2022), and $24.8 million was attributable to years thereafter. As of March 31, 2021, the Company’s annualized backlog on a cash rent basis was $152.3 million, of which $73.0 million was attributable to 2021 (expected to contribute an incremental $29.3 million to MRR in 2021), $30.4 million was attributable to 2022 (expected to contribute an incremental $19.7 million to MRR in 2022), and $48.9 million was attributable to years thereafter.
Development
During the quarter ended March 31, 2021, the Company brought online approximately 18 megawatts of gross power and approximately 56,000 net rentable square feet (“NRSF”) of raised floor at its Atlanta (DC - 2), Ashburn (DC - 1), Irving and Hillsboro facilities at an aggregate cost of approximately $112.4 million (excluding customer specific capital and leasing commissions).

2	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

During the first quarter of 2021, the Company’s significant development activity continued at the Ashburn (DC - 2), Manassas (DC - 2), Atlanta (DC - 2), Richmond, Piscataway, Chicago, Fort Worth, Santa Clara, Hillsboro, Irving and Manassas (DC - 1) facilities to have space ready for customers in 2021 and beyond. Including the Company’s proportionate share of development activity related to its unconsolidated entity, the Company expects to bring an additional 275,000 raised floor NRSF into service through the remainder of 2021 at an aggregate cost of approximately $543.0 million, excluding customer specific capital and leasing commissions, of which $283.0 million has already been spent as of March 31, 2021.
Balance Sheet and Liquidity
During 2020 and 2021, QTS issued shares on a forward basis through its “at-the-market” equity offering programs and via an underwritten offering in June 2020. The following table represents a summary of the Company’s forward equity activity through those programs from February 16, 2021, the date of our previous earnings release, through the date of this report, April 27, 2021 (in thousands):

Offering Program	Forward Shares Sold/(Settled)		Net Proceeds Available/(Received) (1)
Shares and net proceeds available as of February 16, 2021	9,961		$581,598	(2)
Forward Equity - Sales	2,077		127,347
Forward Equity - Settlements	(3,865)	(3)	(215,964)
Shares and net proceeds available as of April 27, 2021	8,173		$492,981
________________________________________________________
(1)Proceeds available remain subject to certain adjustments until settled.
(2)Proceeds available reported in the fourth quarter earnings release were $587.6 million. The $6 million decrease is due to QTS’ declared dividends, which reduces cash expected to be received upon full physical settlement of the forward shares.
(3)Represents the number of forward shares the Company elected to physically settle during the period.
As shown in the table above, as of April 27, 2021, the Company currently has access to approximately $493.0 million of undrawn net proceeds through forward stock sales, subject to certain adjustments.
As of March 31, 2021, the Company’s total net indebtedness, inclusive of its pro rata share of joint venture net debt, was approximately $1.9 billion. The Company’s net debt to annualized Adjusted EBITDA ratio pro forma for the effects of cash expected to be received upon the full physical settlement of, and issuance of 8.2 million shares of common stock pursuant to forward equity sales described above, assuming such proceeds were used to repay a portion of the Company’s outstanding debt, is approximately 4.3x. The Company expects to use proceeds from these forward equity agreements to fund future capital expenditures. Excluding the proceeds available related to the aforementioned forward stock sales, the Company’s leverage ratio is 5.8x.
As of March 31, 2021, the Company’s total as adjusted available liquidity is over $1.1 billion, comprised of $493.0 million of available proceeds from forward equity sales, $634.6 million of available capacity under the Company’s unsecured revolving credit facility and approximately $14.7 million of cash and cash equivalents.
Novel Coronavirus (COVID-19)
QTS continues to actively monitor developments with respect to COVID-19 and has taken numerous actions based on corporate policies specifically focusing on the safety and wellness of its customers, partners, and employees, as well as providing continuous and resilient services. Although the COVID-19 pandemic has caused significant disruptions to the United States and global economy and has contributed to significant volatility in financial markets, as of the date of this report, these developments have not had a known material adverse effect on the Company’s business. As of the date of this report, each of the Company’s data centers in North America and Europe is fully operational and operating in accordance with the Company’s business continuity plans. Across each of the respective jurisdictions in which the Company operates, the Company’s business has been deemed essential operations, which has allowed the Company to remain fully staffed with critical personnel in place to continue to provide service and support for its customers.

3	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

2021 Guidance

	2021 Revised Guidance		2021 Original Guidance
($ in millions except per share amounts)	Low	High	Low	High
Revenue	$602	$616	$599	$613
Adjusted EBITDA	$332	$341	$330	$340
Operating FFO per fully diluted share	$2.94	$3.04	$2.92	$3.04
As a result of outperformance relative to initial expectations in the first quarter of 2021 and strong year to date leasing activity, the Company is increasing its 2021 revenue guidance from a previous range of $599 million - $613 million to a new range of $602 million - $616 million. The Company’s 2021 guidance assumes rental churn for the full year of between 3% and 6%.
As a result of the Company’s higher revenue outlook and continued cost controls, the Company is increasing its 2021 Adjusted EBITDA guidance from a previous range of $330 million - $340 million to a new range of $332 million - $341 million. The Company is also increasing its 2021 OFFO per fully diluted share guidance from a previous range of $2.92 - $3.04 per share to a new range of $2.94 - $3.04 per share.
In addition, for the full-year 2021, QTS is increasing its guidance on cash capital expenditures from a previous range of $800 million - $900 million to a new range of $875 million - $975 million. The Company’s 2021 capital expenditure guidance includes its proportionate share of cash capital expenditures associated with the unconsolidated joint venture. The Company’s 2021 guidance excludes the impact of any acquisitions.
The Company’s 2021 guidance includes the effects of the Company’s joint venture, which is reflected as an unconsolidated joint venture on QTS’ reported financial statements. Consistent with GAAP accounting standards, revenue from the unconsolidated joint venture is not included in QTS’ reported consolidated GAAP financial statements. Also consistent with NAREIT-defined standards, QTS includes its proportionate ownership of non-GAAP measures such as EBITDAre and FFO from the joint venture in its reported EBITDAre and FFO results, respectively.
The Company’s 2021 guidance assumes, among other things, that its facilities continue to operate and it does not experience significant work stoppages or closures, it is able to mitigate any supply chain disruptions for its development activities, and it is able to collect revenues in line with current expectations. While these are the Company’s current assumptions, the COVID-19 pandemic is a continuously evolving situation and these assumptions could change, including if the duration of the pandemic is extended, which could affect outlook.
QTS does not provide reconciliations for the non-GAAP financial measures included in its guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for restructuring costs, transaction costs, lease exit costs, asset impairments and gain (loss) on disposals and other charges as those amounts are subject to significant variability based on future transactions that are not yet known, the amount of which, based on historical experience, could be significant.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures that management believes are helpful in understanding the Company’s business, as further described below. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of non-GAAP financial measures provide meaningful supplemental information to both management and investors that is indicative of the Company’s operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.
Conference Call Details
The Company will host a conference call and webcast on April 28, 2021, at 8:30 a.m. Eastern time (7:30 a.m. Central time) to discuss its financial results, current business trends and market conditions.
The dial-in number for the conference call is (877) 883-0383 (U.S.) or (412) 902-6506 (International). The participant entry number is 2174042# and callers are asked to dial in ten minutes prior to start time. A link to the live broadcast and the replay will be available on the Company’s website (www.qtsdatacenters.com) under the Investors tab.

4	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

About QTS
QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 7 million square feet of owned data center space throughout primarily North America and Europe. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. QTS owns, operates or manages 28 data centers and supports more than 1,200 customers primarily in North America and Europe.
QTS Investor Relations Contact
Stephen Douglas – EVP – Finance
ir@qtsdatacenters.com
Forward Looking Statements
Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In particular, statements pertaining to the COVID-19 pandemic, its impact on the Company and the Company’s response thereto and to the Company’s strategy, plans, intentions, capital resources, liquidity, portfolio performance, results of operations, anticipated growth in our funds from operations and anticipated market conditions contain forward-looking statements. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters.
The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: adverse economic or real estate developments in the Company’s markets or the technology industry; obsolescence or reduction in marketability of our infrastructure due to changing industry demands; global, national and local economic conditions; risks related to the COVID-19 pandemic, including, but not limited to, the risk of business and/or operational disruptions, disruption of the Company’s customers’ businesses that could affect their ability to make rental payments to the Company, supply chain disruptions and delays in the construction or development of the Company’s data centers; risks related to the Company’s international operations; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to successfully develop, redevelop and operate acquired properties or lines of business; significant increases in construction and development costs; the increasingly competitive environment in which the Company operates; defaults on, or termination or non-renewal of leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; financing risks, including the Company’s failure to obtain necessary outside financing; dependence on third parties to provide Internet, telecommunications and network connectivity to the Company’s data centers; the Company’s failure to qualify and maintain its qualification as a real estate investment trust; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; and limitations inherent in our current and any future joint venture investments, such as lack of sole decision-making authority and reliance on our partners’ financial condition.
While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and other periodic reports the Company files with the Securities and Exchange Commission, many of which should be interpreted as being heightened as a result of the ongoing COVID-19 pandemic and the actions taken to contain the pandemic or mitigate its impact.

5	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Balance Sheets

(unaudited and in thousands except share data)

	March, 31, 2021 (1)	December 31, 2020 (1)
ASSETS
Real Estate Assets
Land	$164,822	$165,109
Buildings, improvements and equipment	2,965,488	2,839,261
Less: Accumulated depreciation	(745,237)	(702,944)
	2,385,073	2,301,426
Construction in progress (2)	1,119,749	1,028,765
Real Estate Assets, net	3,504,822	3,330,191
Investments in unconsolidated entity	25,858	22,608
Operating lease right-of-use assets, net	49,851	51,342
Cash and cash equivalents	14,652	22,775
Rents and other receivables, net	124,392	107,563
Acquired intangibles, net	64,934	68,090
Deferred costs, net (3)	64,333	63,689
Prepaid expenses	14,147	10,253
Goodwill	173,843	173,843
Other assets, net (4)	48,458	48,218
TOTAL ASSETS	$4,085,290	$3,898,572
LIABILITIES
Unsecured term loans and revolver, net (5)	$1,305,167	$1,335,241
Senior notes, net of debt issuance costs (5)	492,775	492,534
Finance leases	42,525	41,718
Operating lease liabilities	56,327	58,005
Accounts payable and accrued liabilities	202,552	187,270
Dividends and distributions payable	41,686	39,373
Advance rents, security deposits and other liabilities	23,506	19,850
Derivative liabilities	36,751	53,722
Deferred income taxes	826	810
Deferred income	93,495	85,351
TOTAL LIABILITIES	2,295,610	2,313,874
EQUITY
7.125% Series A cumulative redeemable perpetual preferred stock: $0.01 par value (liquidation preference $25.00 per share), 4,600,000 shares authorized, 4,280,000 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively (6)	103,212	103,212
6.50% Series B cumulative convertible perpetual preferred stock: $0.01 par value (liquidation preference $100.00 per share), 3,162,500 shares authorized, issued and outstanding as of March 31, 2021 and December 31, 2020, respectively (7)	304,223	304,223
Common stock: $0.01 par value, 450,133,000 shares authorized, 68,962,873 and 64,580,118 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	690	646
Additional paid-in capital	1,834,309	1,622,857
Accumulated other comprehensive loss	(35,181)	(50,451)
Accumulated dividends in excess of earnings	(536,031)	(504,313)
Total stockholders’ equity	1,671,222	1,476,174
Noncontrolling interests	118,458	108,524
TOTAL EQUITY	1,789,680	1,584,698
TOTAL LIABILITIES AND EQUITY	$4,085,290	$3,898,572
________________________________________________________
(1)The balance sheets at March 31, 2021 and December 31, 2020, have been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.
(2)As of March 31, 2021, construction in progress included $215.5 million related to land holdings for which the initiation of development activities has begun to prepare the property for its intended use.
(3)As of March 31, 2021 and December 31, 2020, deferred costs, net included $5.5 million and $6.0 million of deferred financing costs net of amortization, respectively, and $58.8 million and $57.7 million of deferred leasing costs net of amortization, respectively.
(4)As of March 31, 2021 and December 31, 2020, other assets, net included $44.6 million and $44.8 million of corporate fixed assets, respectively, primarily relating to corporate offices, leasehold improvements and product related assets.
(5)Debt issuance costs, net related to the senior notes and term loans aggregating to $13.9 million and $14.6 million at March 31, 2021 and December 31, 2020, respectively, have been netted against the related debt liability line items for both periods presented.
(6)As of March 31, 2021, the total liquidation preference of the Series A Preferred Stock was $107.0 million, calculated as $25.00 liquidation preference per share times 4,280,000 shares outstanding.
(7)As of March 31, 2021, the total liquidation preference of the Series B Preferred Stock was $316.3 million, calculated as $100.00 liquidation preference per share times 3,162,500 shares outstanding.

6	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Statements of Operations

(unaudited and in thousands except share and per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Revenues:
Rental (1)	$144,308	$139,998	$120,081
Other (2)	4,424	3,899	6,211
Total revenues	148,732	143,897	126,292
Operating expenses:
Property operating costs	46,284	43,388	40,781
Real estate taxes and insurance	5,022	3,997	3,911
Depreciation and amortization	55,506	55,887	45,070
General and administrative	23,641	20,809	20,683
Transaction, integration, and impairment costs	1,516	2,665	216
Total operating expenses	131,969	126,746	110,661
Operating income	16,763	17,151	15,631
Other income and expense:
Interest expense	(8,148)	(9,122)	(7,162)
Debt restructuring costs	—	(18,036)	—
Other income	—	—	159
Equity in net loss of unconsolidated entity	(559)	(411)	(677)
Income (loss) before taxes	8,056	(10,418)	7,951
Tax benefit (expense)	(138)	(242)	169
Net income (loss)	7,918	(10,660)	8,120
Net (income) loss attributable to noncontrolling interests (3)	(79)	1,738	(110)
Net income (loss) attributable to QTS Realty Trust, Inc.	$7,839	$(8,922)	$8,010
Preferred stock dividends	(7,045)	(7,045)	(7,045)
Net income (loss) attributable to common stockholders	$794	$(15,967)	$965

Net loss per share attributable to common shares
Basic (4)	$(0.07)	$(0.33)	$(0.01)
Diluted (4)	$(0.07)	$(0.33)	$(0.01)
________________________________________________________
(1)Represents lease revenue, inclusive of recoveries from customers as well as straight line rent. Recoveries from customers was $16.1 million, $14.6 million, and $12.3 million for the three months ended March 31, 2021, December 31, 2020, and March 31, 2020, respectively. Straight line rent was $7.4 million, $8.7 million and $3.8 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.
(2)Includes revenue from managed services, sales of scrap metals and other unused materials, management fees, service fees, development fees and various other non-rental revenue items.
(3)The weighted average noncontrolling ownership interest of QualityTech, LP was 9.0%, 9.3% and 10.2% for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.
(4)Basic and diluted net income (loss) per share were calculated using the two-class method.

7	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Consolidated Statements of Comprehensive Income (Loss)

(unaudited and in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net income (loss)	$7,918	$(10,660)	$8,120
Other comprehensive income (loss):
Foreign currency translation adjustment gain (loss)	(158)	180	(223)
Increase (decrease) in fair value of derivative contracts	17,253	6,561	(36,715)
Reclassification of other comprehensive income to utilities expense	(66)	243	354
Reclassification of other comprehensive income to interest expense	3,375	3,335	758
Comprehensive income (loss)	28,322	(341)	(27,706)
Comprehensive (income) loss attributable to noncontrolling interests	(2,558)	30	2,831
Comprehensive income (loss) attributable to QTS Realty Trust, Inc.	$25,764	$(311)	$(24,875)

8	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

FFO, Operating FFO, and Adjusted Operating FFO

The Company considers funds from operations (“FFO”), to be a supplemental measure of its performance which should be considered along with, but not as an alternative to, net income (loss) and cash provided by operating activities as a measure of operating performance. The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciable real estate related to its primary business, impairment write-downs of depreciable real estate related to its primary business, real estate-related depreciation and amortization and similar adjustments for unconsolidated entities. To the extent the Company incurs gains or losses from the sale of assets that are incidental to its primary business, or incurs impairment write-downs associated with assets that are incidental to its primary business, it includes such charges in its calculation of FFO. The Company’s management uses FFO as a supplemental operating performance measure because, in excluding real estate-related depreciation and amortization, impairment write-downs of depreciable real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.
Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of FFO, which the Company refers to as Operating funds from operations (“Operating FFO”). Operating FFO is a non-GAAP measure that is used as a supplemental operating measure and to provide additional information to users of the financial statements. The Company generally calculates Operating FFO as FFO excluding certain non-routine charges and gains and losses that management believes are not indicative of the results of the Company’s operating real estate portfolio. The Company believes that Operating FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent they calculate Operating FFO on a comparable basis, between REITs.
Adjusted Operating Funds From Operations (“Adjusted Operating FFO”) is a non-GAAP measure that is used as a supplemental operating measure and to provide additional information to users of the financial statements. The Company calculates Adjusted Operating FFO by adding or subtracting from Operating FFO items such as: maintenance capital investment, paid leasing commissions, amortization of deferred financing costs, non-real estate depreciation and amortization, straight line rent adjustments, income taxes, equity-based compensation and similar adjustments for unconsolidated entities.
The Company offers these measures because it recognizes that FFO, Operating FFO and Adjusted Operating FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO, Operating FFO and Adjusted Operating FFO exclude real estate depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact its financial condition, cash flows and results of operations, the utility of FFO, Operating FFO and Adjusted Operating FFO as measures of its operating performance is limited. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, the Company’s calculations of FFO, Operating FFO and Adjusted Operating FFO are not necessarily comparable to FFO, Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. FFO, Operating FFO and Adjusted Operating FFO are non-GAAP measures and should not be considered a measure of the Company’s results of operations or liquidity or as a substitute for, or an alternative to, net income (loss), cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund its cash needs, including its ability to make distributions to its stockholders.

9	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

A reconciliation of net income to FFO, Operating FFO and Adjusted Operating FFO is presented below (unaudited and in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
FFO
Net income (loss)	$7,918	$(10,660)	$8,120
Equity in net loss of unconsolidated entity	559	411	677
Real estate depreciation and amortization	52,629	52,763	41,700
Pro rata share of FFO from unconsolidated entity	457	495	278
FFO (1)	61,563	43,009	50,775
Preferred stock dividends	(7,045)	(7,045)	(7,045)
FFO available to common stockholders & OP unit holders	54,518	35,964	43,730

Debt restructuring costs	—	18,036	—
Transaction and integration costs	1,516	2,665	216
Operating FFO available to common stockholders & OP unit holders (2)	56,034	56,665	43,946

Maintenance capital expenditures	(1,704)	(2,000)	(1,662)
Leasing commissions paid	(9,460)	(11,271)	(8,998)
Amortization of deferred financing costs	1,130	1,180	987
Non real estate depreciation and amortization	2,876	3,124	3,370
Straight line rent revenue and expense and other	(7,609)	(8,748)	(3,755)
Tax expense (benefit) from operating results	138	242	(169)
Equity-based compensation expense	6,856	6,862	4,875
Adjustments for unconsolidated entity	46	(72)	66
Adjusted Operating FFO available to common stockholders & OP unit holders (2)	$48,307	$45,982	$38,660
________________________________________________________
(1)No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.
(2)The Company’s calculations of Operating FFO and Adjusted Operating FFO may not be comparable to Operating FFO and Adjusted Operating FFO as calculated by other REITs that do not use the same definition.

10	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

The Company calculates EBITDAre in accordance with the standards established by NAREIT. EBITDAre represents net income (loss) (computed in accordance with GAAP), adjusted to exclude gains (or losses) from sales of depreciated property related to its primary business, income tax expense (or benefit), interest expense, depreciation and amortization, impairments of depreciated property related to its primary business, and similar adjustments for unconsolidated entities. The Company’s management uses EBITDAre as a supplemental performance measure because it provides performance measures that, when compared year over year, captures the performance of the Company’s operations by removing the impact of capital structure (primarily interest expense) and asset based charges (primarily depreciation and amortization) from its operating results.
Due to the volatility and nature of certain significant charges and gains recorded in the Company’s operating results that management believes are not reflective of its operating performance, management computes an adjusted measure of EBITDAre, which the Company refers to as Adjusted EBITDA. The Company generally calculates Adjusted EBITDA excluding certain non-routine charges, write off of unamortized deferred financing costs, gains (losses) on extinguishment of debt, restructuring costs, and transaction and integration costs, as well as the Company’s pro-rata share of each of those respective expenses associated with the unconsolidated entity aggregated into one line item categorized as “Adjustments for the unconsolidated entity.” In addition, the Company calculates Adjusted EBITDA excluding certain non-cash recurring costs such as equity-based compensation. The Company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and, to the extent other REITs calculate Adjusted EBITDA on a comparable basis, between REITs.
Management uses EBITDAre and Adjusted EBITDA as supplemental performance measures as they provide useful measures of assessing the Company’s operating results. Other companies may not calculate EBITDAre or Adjusted EBITDA in the same manner. Accordingly, the Company’s EBITDAre and Adjusted EBITDA may not be comparable to others. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (loss) as measures of the Company’s performance and should not be used as substitutes for net income (loss), as measures of its results of operations or liquidity or as an indications of funds available to meet its cash needs, including its ability to make distributions to its stockholders.
A reconciliation of net income to EBITDAre and Adjusted EBITDA is presented below (unaudited and in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
EBITDAre and Adjusted EBITDA
Net income (loss)	$7,918	$(10,660)	$8,120
Equity in net loss of unconsolidated entity	559	411	677
Interest expense	8,148	9,122	7,162
Tax expense (benefit)	138	242	(169)
Depreciation and amortization	55,506	55,887	45,070
Pro rata share of EBITDAre from unconsolidated entity	1,106	1,167	819
EBITDAre (1)	$73,375	$56,169	$61,679

Debt restructuring costs	—	18,036	—
Equity-based compensation expense	6,856	6,862	4,875
Transaction, integration and implementation costs	1,516	2,665	216
Adjusted EBITDA	$81,747	$83,732	$66,770
________________________________________________________
(1)No gains, losses or impairment write-downs associated with assets incidental to our primary business were incurred during the three months ended March 31, 2021, December 31, 2020 and March 31, 2020.

11	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Net Operating Income (NOI)

The Company calculates net operating income (“NOI”) as net income (loss) (computed in accordance with GAAP), excluding: interest expense, interest income, tax expense (benefit) of taxable REIT subsidiaries, depreciation and amortization, write off of unamortized deferred financing costs, other (income) expense, debt restructuring costs, transaction, integration and impairment costs, gain (loss) on sale of real estate, restructuring costs, general and administrative expenses and similar adjustments for unconsolidated entities. The Company allocates a management fee charge of 4% of cash revenues for all facilities as a property operating cost and a corresponding reduction to general and administrative expense to cover the day-to-day administrative costs to operate our data centers. The management fee charge is reflected as a reduction to net operating income.
Management uses NOI as a supplemental performance measure because it provides a useful measure of the operating results from its customer leases. In addition, management believes it is useful to investors in evaluating and comparing the operating performance of its properties and to compute the fair value of its properties. The Company’s NOI may not be comparable to other REITs’ NOI as other REITs may not calculate NOI in the same manner. NOI should be considered only as a supplement to net income as a measure of the Company’s performance and should not be used as a measure of results of operations or liquidity or as an indication of funds available to meet cash needs, including the ability to make distributions to stockholders. NOI is a measure of the operating performance of the Company’s properties and not of the Company’s performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP.
A reconciliation of net income to NOI is presented below (unaudited and in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net Operating Income (NOI)
Net income (loss)	$7,918	$(10,660)	$8,120
Equity in net loss of unconsolidated entity	559	411	677
Interest expense	8,148	9,122	7,162
Depreciation and amortization	55,506	55,887	45,070
Debt restructuring costs	—	18,036	—
Other (income) expense	—	—	(159)
Tax expense (benefit)	138	242	(169)
Transaction and integration costs	1,516	2,665	216
General and administrative expenses	23,641	20,809	20,683
NOI from consolidated operations (1)	$97,426	$96,512	$81,600
Pro rata share of NOI from unconsolidated entity (2)	1,133	1,172	844
Total NOI (1)	$98,559	$97,684	$82,444
________________________________________________________
(1)Includes facility level general and administrative allocation charges of 4% of cash revenue for all facilities. These allocated charges aggregated to $5.5 million, $5.2 million and $4.7 million for the three months ended March 31, 2021, December 31, 2020 and March 31, 2020, respectively.
(2)QTS’ pro rata share of the unconsolidated entity is 50%.

12	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com

Monthly Recurring Revenue (MRR) and Recognized MRR

The Company calculates MRR as monthly contractual revenue under signed leases as of a particular date, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR is also calculated to include the Company’s pro rata share of monthly contractual revenue under signed leases as of a particular date associated with unconsolidated entities, which includes revenue from the unconsolidated entity’s rental and managed services activities, but excludes the unconsolidated entity’s customer recoveries, deferred set-up fees, variable related revenues, non-cash revenues and other one-time revenues. MRR reflects the annualized cash rental payments. It does not include the impact from backlog leases as of a particular date, unless otherwise specifically noted.
Separately, the Company calculates recognized MRR as the recurring revenue recognized during a given period, which includes revenue from its rental and managed services activities, but excludes customer recoveries, deferred set up fees, variable related revenues, non-cash revenues and other one-time revenues.
Management uses MRR and recognized MRR as supplemental performance measures because they provide useful measures of increases in contractual revenue from the Company’s customer leases and customer leases attributable to the Company’s business. MRR and recognized MRR should not be viewed by investors as alternatives to actual monthly revenue, as determined in accordance with GAAP. Other companies may not calculate MRR or recognized MRR in the same manner. Accordingly, the Company’s MRR and recognized MRR may not be comparable to other companies’ MRR and recognized MRR. MRR and recognized MRR should be considered only as supplements to total revenues as a measure of its performance. MRR and recognized MRR should not be used as measures of the Company’s results of operations or liquidity, nor is it indicative of funds available to meet its cash needs, including its ability to make distributions to its stockholders.
A reconciliation of total revenues to recognized MRR in the period and MRR at period-end is presented below (unaudited and in thousands):

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Recognized MRR in the period
Total period revenues (GAAP basis)	$148,732	$143,897	$126,292
Less: Total period variable lease revenue from recoveries	(16,128)	(14,648)	(12,275)
Total period deferred setup fees	(6,436)	(6,585)	(3,924)
Total period straight line rent and other	(11,623)	(10,201)	(8,032)
Recognized MRR in the period	114,545	112,463	102,061

MRR at period end
Total period revenues (GAAP basis)	$148,732	$143,897	$126,292
Less: Total revenues excluding last month	(99,683)	(96,260)	(82,446)
Total revenues for last month of period	49,049	47,637	43,846
Less: Last month variable lease revenue from recoveries	(5,163)	(4,953)	(4,156)
Last month deferred setup fees	(2,179)	(2,207)	(1,410)
Last month straight line rent and other	(2,370)	(2,349)	(3,669)
Add: Pro rata share of MRR at period end of unconsolidated entity	472	411	352
MRR at period end	$39,809	$38,539	$34,963

13	QTS Q1 Earnings 2021	Contact: IR@qtsdatacenters.com